2020 Year in Review 🎉

2020 has demanded change.

We know change doesn't come easily, quickly or expectedly, but it has been sparked on Vocal—because of you.

Explore

2020 Milestones 🏆

Your stories and support empower and inspire each other, and power diverse and global communities.

We believe in rewarding creativity, and that diverse creators tell diverse stories. We're thrilled you do, too. Here's how you supported your fellow creators this year.

➕ Over 10,000 Vocal+ subscribers

⏰ 4:55 average time reading stories

❤️ 60,000 likes on creators stories

⌛ 49,000 hours spent reading stories

2020 Milestones 🏆

Your stories and support empower and inspire each other, and power diverse and global communities.

We believe in rewarding creativity, and that diverse creators tell diverse stories. We're thrilled you do, too. Here's how you supported your fellow creators this year.

👥 Over 275,000 new creators

💸 $400,000 sent to support creators

🥇 $195,000 sent to Challenge winners

Inspiring Stories from Inspiring Creators 📝

In 2020, you published stories that helped…

Bring people together


self * sufficient

The Rise of Digital Sisterhood



Isabelle Emma

Spread positivity


Love your body

Celebrate Your Body with These 3 Sources



Ashley Nestler, MSW

Inspire through photography



1st place in the Outdoor Shots Challenge

Getting Lost in the Alpine



Zach Doehler

Appreciate essential workers



2nd place in the Everyday Heroes Challenge

Real Heroes Deserve a Real Act of Gratitude

Jay Cordero

Highlight activists



3rd place in the Beyond the Vote Challenge

Advocate For The Innocent

JJ Joy Johane

Support local businesses


1951
COFFEE COMPANY
The Durable Solution
Light Medium Dark
1951
COFFEE COMPANY
Rwanda Gatare
Light Medium Dark

2nd place in the Pay It Forward Challenge

Supporting Refugees Through Specialty Coffee



Lauren West

Challenges for Cause 🥇

Together, we gave back through storytelling

Because you amplified your voices, Vocal has brought awareness and donated over $20,000 to causes that will continue to lead us toward a better future.



Pay It Forward Challenge

Creators showed their support to the entrepreneurs, makers, restaurateurs, and small business owners that have always been there for us—give them some extra love by entering the Pay It Forward Challenge.

Raised $2,500 for Rosemarine Textiles, a zero-waste textile studio



Food for the Soul Challenge

Creators shared their favorite feel-good recipes for dishes that not only nourish our body and soul, but overcome our minds with childhood nostalgia.

Raised $2,500 for The Okra Project


IT'S NOT
JUST SOLIDARITY
IT'S BASIC
FUCKING
DECENCY

Voices for Change Challenge

Creators submitted experiences and resources in light of the international conversations sparked by the murders of Black men, women and so many others lost to racist violence.

Raised $2,500 for NAACP Legal Defense Fund


I
Voted

Beyond the Vote Challenge

Creators shared their stories on how we should dedicate time, money, or support to take things into our own hands and make the country a better place, while we wait for our leaders to catch up.

Raised $5,000 for Spread the Vote



Speak Up Challenge

Creators submitted their stories to world leaders about what needs to happen to save the environment.

Raised $4,000 for 350.org, NRDC, and Environmental Defense Fund



Everyday Heroes Challenge

Creators wrote an open letter of appreciation to essential workers who are making it possible for us to safely stay home when staying home isn't an option for them.

Raised $4,000 for WHO Covid-19 Response, Good360 Covid Recovery, and Crisis Aid International

Challenges Support Creators 💰

“Challenges have saved my life through lockdown. When this pandemic first started I entered the Behind the Beat Challenge and ended up winning third place, and this literally allowed me to pay my rent and eat that month.”



Billie Gold

Vocal for Brands

We partnered brands and creators to create stories, not ads.

We had the chance to work with amazing brands we share values with, and gave our creators an opportunity to partner with them, too.

Visit Vocal for Brands


cleancult

How to Keep Your Home Clean Without Harsh Chemicals

Cleancult Creatd in partnership with Cleancult and Chris C. Wise

Vocal for Brands

We partnered brands and creators to create stories, not ads.

We had the chance to work with amazing brands we share values with, and gave our creators an opportunity to partner with them, too.

Visit Vocal for Brands


DAILY HARVEST
D H
Smoothie

10 Tools to Get Excited About Getting Healthy

Created in partnership with Daily Harvest and Savannah McKinley

Vocal for Brands

We partnered brands and creators to create stories, not ads.

We had the chance to work with amazing brands we share values with, and gave our creators an opportunity to partner with them, too.

Visit Vocal for Brands



Pay It Forward Challenge

Created in partnership with Vimeo

Vocal for Brands

We partnered brands and creators to create stories, not ads.

We had the chance to work with amazing brands we share values with, and gave our creators an opportunity to partner with them, too.

Visit Vocal for Brands


lull

How I Found My Perfect "Goldilocks" Mattress

Created in partnership with Lull and Christian Johnson

We joined Stripe Climate and pledged to contribute a portion of revenue to making the planet a cleaner place by helping scale emerging carbon removal technologies.

Learn more

Trust & Safety 🦺

We moderated every story.

Our team of moderators reviewed every story submitted to Vocal to protect the community against bad actors and nefarious content.

Learn more about moderation

120,000 total stories human moderated

Average 3.5 hours from submission to publish

Over 72,000,000 words moderated

Trust & Safety 🦺

We moderated every story.

Our team of moderators reviewed every story submitted to Vocal to protect the community against bad actors and nefarious content.

Learn more about moderation

1,200 stories rejected for inappropriate content

750 stories rejected for hate speech

Thank you for your voices, initiatives, and passion behind each of your stories.

Explore Vocal